Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                           THE JACKSON RIVERS COMPANY
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    (Name of corporation as currently filed with the Florida Dept. of State)


                                  P01000045978
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                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to this Article of
Incorporation:

NEW CORPORATE NAME (if changing):
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(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.,")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS  ADOPTED-(OTHER  THAN  NAME CHANGE) Indicate Article Number(s) and/or
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Article  Title(s)  being  amended,  added  or  deleted:  (BE  SPECIFIC)
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Article V, as previously amended, is hereby further amended to read as follows:
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V. Capital Stock. The Company shall be authorized to issue 1,990,000,000 shares,
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of which 990,000,000 shares shall be common shares, par value $0.00001 per share
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(the "Common Stock"), and 1,000,000,000 shares shall be preferred shares, par
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Value $0.00001 per share (the "Preferred Stock.")
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                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

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                                   (continued)

THE DATE OF EACH AMENDMENT(S) ADOPTION:  July 5, 2005
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EFFECTIVE DATE IF APPLICABLE:  July 25, 2005
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                                  (no more than 90 days
                                after amendment file date)

ADOPTION OF AMENDMENT(S)           (CHECK ONE)
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     [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for
          approval  by                                               ."
                       ---------------------------------------------
                                                   (voting group)

     [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 5th day of July,  2005
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                Signature /s/ Dennis N. Lauzon
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                         (By a director, president or other officer if directors or officers have not been selected, by an incorporator if in the hands of a receiver, trustee or other court appointed fiduciary by that fiduciary)

                                            DENNIS N. LAUZON
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                               (Typed or printed name of person signing)

                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
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                                        (Title of person signing)




                                 FILING FEE $35